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                             ENERGY VENTURES, INC.

                        1992 EMPLOYEE STOCK OPTION PLAN


         1. PURPOSE. This 1992 Employee Stock Option Plan (the "Plan") of Energy Ventures, Inc. (the "Company") for certain employees, including officers and directors, is intended to advance the best interests of the Company by providing such personnel, who have substantial responsibility for its management and growth, with additional incentive and by increasing their proprietary interest in the success of the Company, thereby encouraging them to remain in its employ.

         2. ADMINISTRATION. The Plan shall be administered by a committee (the "Committee") consisting of three or more members of the Board of Directors of the Company, all of whom shall be "disinterested persons" as defined in Rule 16b-3 of the Rules and Regulations promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") or any similar or successor rule. For the purposes of the Plan, a majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. In addition, the Committee may take any action otherwise proper under the Plan by the affirmative vote, taken without a meeting, of a majority of its members. All questions of interpretation and application of the Plan, or as to options granted hereunder (the "Options"), shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee. When appropriate, the Plan shall be administered in order to qualify certain of the Options granted hereunder as "incentive stock options" described in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         3. OPTION SHARES. The stock subject to the Options and other provisions of the Plan shall be shares of the Company's Common Stock, $1.00 par value (or such other par value as may be designated by act of the Company's stockholders) (the "Common Stock"). The total amount of the Common Stock with respect to which Options may be granted shall not exceed in the aggregate 1,000,000 shares; provided, that the class and aggregate number of shares which may be subject to the Options granted hereunder shall be subject to adjustment in accordance with the provisions of Paragraph 16 hereof. Such shares may be treasury shares or authorized but unissued shares.

         In the event that any outstanding Option for any reason shall expire or terminate by reason of the death or severance of employment of the optionee, the surrender of any such Option or any other cause, the shares of Common Stock allocable to the unexercised portion of such Option may again be subject to an Option under the Plan.



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         4.      AUTHORITY TO GRANT OPTIONS.  The Committee may grant the
following options from time to time to such eligible employees of the Company as it shall from time to time determine:

               (a) "INCENTIVE" STOCK OPTIONS. The Committee may grant to an eligible employee an Option, or Options, to buy a stated number of shares of Common Stock under the terms and conditions of the Plan, so that the Option will be an "incentive stock option" within the meaning of Section 422 of the Code (an "incentive stock option").

               (b) "NON-STATUTORY" STOCK OPTIONS. The Committee may grant to an eligible employee an Option, or Options, to buy a stated number of shares of Common Stock under the terms and conditions of the Plan, even though such Option or Options would not constitute an "incentive stock option" within the meaning of Section 422 of the Code (a "non-statutory stock option").

               Each Option granted shall be approved by the Committee which shall specify whether each Option constitutes an incentive or non-statutory stock option. Subject only to any applicable limitations set forth in the Plan, the number of shares of Common Stock to be covered by any Options shall be as determined by the Committee.

               5. ELIGIBILITY. The individuals who shall be eligible to participate in the Plan shall be such key employees, including officers and directors if they are employees, of the Company, or of any parent or subsidiary corporation, as the Committee shall determine from time to time. However, no eligible employee who owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the corporation employing the employee or of its parent or subsidiary corporation shall be eligible to receive an Option which is an incentive stock option unless at the time that such Option is granted the Option price is at least one hundred ten percent (110%) of the fair market value of the Common Stock at the time such Option is granted and such Option by its own terms is not exercisable after the expiration of five years from the date such Option is granted. No individual shall be eligible to receive an Option under the Plan while such individual is a member of the Committee.

               For the purposes of the preceding paragraph, an employee will be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants; and stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust will be considered as being owned proportionately by or for its stockholders, partners or beneficiaries. Except as otherwise provided, for all purposes of the Plan, the term "parent corporation" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, on the date of grant of the Option in question, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one



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of the other corporations in such chain; and the term "subsidiary corporation"
shall mean any corporation in an unbroken chain of corporations, beginning with the Company if, on the date of grant of the Option in question, each of the corporations, other than the last corporation in the chain, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

               6. OPTION PRICE. The price at which shares may be purchased pursuant to an Option, whether it is an incentive stock option or a non-statutory stock option, shall be not less than the fair market value of the shares of Common Stock on the date such Option is granted and the Committee in its discretion may provide that the price at which shares may be so purchased shall be more than such fair market value. In the case of any eligible employee described in Paragraph 5 who owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the corporation employing the employee or of its parent or subsidiary corporation (described in Paragraph 5), the option price at which shares may be so purchased pursuant to any Option which is an incentive stock option granted hereunder shall be not less than one hundred ten percent (110%) of the fair market value of the Common Stock on the date such Option is granted.

               7. DURATION OF OPTIONS. No Option which is an incentive stock option shall be exercisable after the expiration of ten years from the date such Option is granted; and the Committee in its discretion may provide that such Option shall be exercisable throughout such ten-year period or during any lesser period of time commencing on or after the date of grant of such Option and ending upon or before the expiration of such ten-year period. In the case of any eligible employee who owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the corporation employing the employee or of its parent or subsidiary corporation (described in Paragraph 5), no Option which is an incentive stock option shall be exercisable after the expiration of 5 years from the date such Option is granted. No Option which is a non-statutory stock option shall be exercisable after the expiration of ten years from the date such Option is granted; and the Committee in its discretion may provide that such Option shall be exercisable throughout such ten-year period or during any lesser period of time commencing on or after the date of grant of such Option and ending upon or before the expiration of such ten-year period.

               8. MAXIMUM VALUE OF STOCK SUBJECT TO OPTIONS WHICH ARE INCENTIVE STOCK OPTIONS. Notwithstanding any other provisions of the Plan to the contrary, the aggregate fair market value (determined as of the date the Option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by the optionee in any calendar year (under this Plan and any other incentive stock option plan(s) of the Company and any parent or subsidiary corporation(s) thereof) shall not exceed $100,000. In making this determination, Options shall be taken into account in the order in which they were granted.




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               9.       AMOUNT EXERCISABLE.  The agreement with respect to each
Option (whether incentive or non-statutory) shall set forth such terms and conditions, including vesting, with respect to the exercise of such Option that are not inconsistent with the Plan and as may be approved by the Committee.
The Committee, in its discretion, may change the terms of exercise so that any Option may be exercised so long as it is valid and outstanding from time to time in part or as a whole in such manner and subject to such conditions as it may set. In addition, the Committee, in its discretion, may accelerate the time in which any outstanding Option may be exercised. But in no event shall any Option be exercisable after the tenth anniversary of the date of the grant.

               10. EXERCISE OF OPTIONS. An optionee may exercise such optionee's Option by delivering to the Company a written notice stating (i) that such optionee wishes to exercise such Option on the date such notice is so delivered, (ii) the number of shares of stock with respect to which such Option is to be exercised, (iii) the address to which the certificate representing such shares of stock should be mailed, and (iv) the social security number or such optionee. In order to be effective, such written notice shall be accompanied by (i) payment of the Option Price of such shares of stock and (ii) payment of an amount of money necessary to satisfy any withholding tax liability that may result from the exercise of such Option. Each such payment shall be made by cashier's check drawn on a national banking association and payable to the order of the Company in United States dollars.

               If, at the time of receipt by the Company of such written notice, (i) the Company has unrestricted surplus in an amount not less than the Option Price of such shares of stock, (ii) all accrued cumulative preferential dividends and other current preferential dividends on all outstanding shares of preferred stock of the Company have been fully paid, (iii) the acquisition by the Company of its own shares of stock for the purpose of enabling such optionee to exercise such Option is otherwise permitted by applicable law and without any vote or consent of any stockholder of the Company, and (iv) there shall have been adopted, and there shall be in full force and effect, a resolution of the Board of Directors of the Company authorizing the acquisition by the Company of its own shares of stock for such purpose, then such optionee may deliver to the Company, in payment of the Option Price of the shares of stock with respect to which such Option is exercised, (x) certificates registered in the name of such optionee that represent a number of shares of stock legally and beneficially owned by such optionee (free of all liens, claims and encumbrances of every kind) and having a fair market value on the date of receipt by the Company of such written notice that is not greater than the Option Price of the shares of stock with respect to which such Option is to be exercised, such certificates to be accompanied by stock powers duly endorsed in blank by the record holder of the shares of stock represented by such certificates, with the signature of such record holder guaranteed by a national banking association (or in lieu of such certificates, other arrangements for the transfer of such shares to the Company which are satisfactory to the Company), and (y) if the Option Price of the shares of stock with respect to which such Option is to be exercised exceeds such fair market value, a cashier's check drawn on a national banking association and payable to the order of the Company in an amount, in



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United States dollars, equal to the amount of such excess plus the amount of money necessary to satisfy any withholding tax liability that may result from the exercise of such Option. Notwithstanding the provisions of the immediately preceding sentence, the Committee, in its sole discretion, may refuse to accept shares of stock in payment of the Option Price of the shares of stock with respect to which such Option is to be exercised and, in that event, any certificates representing shares of stock that were received by the Company with such written notice shall be returned to such optionee, together with notice by the Company to such optionee of the refusal of the Committee to accept such shares of stock. The Company, upon approval of the Committee and in its sole discretion, upon the request of the optionee, may retain shares of Common Stock which would otherwise be issued upon exercise of an Option to satisfy any withholding tax liability that may result from the exercise of such Option, which shares shall be valued for such purpose at their then fair market value. If, at the expiration of seven business days after the delivery to such optionee of such written notice from the Company, such optionee shall not have delivered to the Company a cashier's check drawn on a national banking association and payable to the order of the Company in an amount, in United States dollars, equal to the Option Price of the shares of stock with respect to which such Option is to be exercised, such written notice from the optionee to the Company shall be ineffective to exercise such Option.

               As promptly as practicable after the receipt by the Company of
(i) such written notice from the optionee, (ii) payment, in the form required by the foregoing provisions of this Paragraph 10, of the Option Price of the shares of stock with respect to which such Option is to be exercised, and (iii) payment, in the form required by the foregoing provisions of this Paragraph 10, of an amount of money necessary to satisfy any withholding tax liability that may result from the exercise of such Option, a certificate representing the number of shares of stock with respect to which such Option has been so exercised, reduced, to the extent applicable by the number of shares retained by the Company as provided above to pay any required withholding tax, such certificate to be registered in the name of such optionee, provided that such delivery shall be considered to have been made when such certificate shall have been mailed, postage prepaid, to such optionee at the address specified for such purpose in such written notice from the optionee to the Company.

               For purposes of this Paragraph 10, the "fair market value" of a share of stock as of any particular date shall mean the closing sale price of a share of Common Stock on that date as reported by the principal national securities exchange on which the Common Stock is then listed if the Common Stock is then listed on a national securities exchange or the average of the bid and asked price of a share of Common Stock on that date as reported in the NASDAQ listing if the Common Stock is not then listed on a national securities exchange, provided that if no such closing price or quotes are so reported on that date or if, in the discretion of the Committee, another means of determining the fair market value of a share of stock at such date shall be necessary or advisable, the Committee may provide for another means for determining such fair market value.



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               11.      TRANSFERABILITY OF OPTIONS.  Options shall not be
transferable by the optionee otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during his lifetime, only by him.

               12. TERMINATION OF EMPLOYMENT OR DEATH OF OPTIONEE. Except as may be otherwise expressly provided herein, each Option (whether incentive or non-statutory), to the extent it shall not previously have been exercised, shall terminate on the earlier of the date of the expiration of the Option or one day less than three months after the date of the severance, upon severance of the employment relationship between the Company and the optionee, whether with or without cause, for any reason other than the death, disability or retirement of the optionee, during which period the optionee shall be entitled to exercise the Option in respect of the number of shares that the optionee would have been entitled to purchase had the optionee exercised the Option on the date of such severance of employment. Whether authorized leave of absence, or absence on military or government service, shall constitute severance of the employment relationship between the Company and the optionee shall be determined by the Committee at the time thereof.

               In the event of severance because of the disability of the holder of any Option (whether incentive or non-statutory) while in the employ of the Company and before the date of expiration of such Option, such Option shall terminate on the earlier of such date of expiration or one year following the date of such severance because of disability, during which period the optionee shall be entitled to exercise the Option in respect to the number of shares that the optionee would have been entitled to purchase had the optionee exercised the Option on the date of such severance because of disability.

               In the event of the death of the holder of any Option (whether incentive or non-statutory) while in the employ of the Company and before the date of expiration of such Option, such Option shall terminate on the earlier of such date of expiration or one year following the date of death. After the death of the optionee, his executors, administrators or any person or persons to whom his Option may be transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to the termination of an Option, to exercise the Option, in respect of the number of shares that the optionee would have been entitled to purchase if he had exercised the Option on the day of his death while in employment.

               In addition, in the event of the retirement of the holder of any non-statutory stock option, in accordance with the provisions of the Company's then existing policies regarding retirement as applied by the Committee, before the date of expiration of such Option, such Option shall terminate on the earlier of such date of expiration or one year following the date of such retirement and, if such optionee should die within the one year period, any rights he may have to exercise the Option shall be exercisable by his executor or administrator or the person or persons to whom the Option shall have been transferred by his will or by the laws of descent or distribution, as appropriate, for the remainder of the one year period.




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               For purposes of incentive stock options issued under this Plan, an employment relationship between the Company and the optionee shall be deemed to exist during any period in which the optionee is employed by the Company, by any parent or subsidiary corporation, by a corporation issuing or assuming an option in a transaction to which Section 424(a) of the Code applies, or by a parent or subsidiary corporation of such corporation issuing or assuming an option (and for this purpose, the phrase "corporation issuing or assuming an option" shall be substituted for the word "Company" in the definitions of parent and subsidiary corporations specified in Paragraph 5 of this Plan, and the parent-subsidiary relationship shall be determined at the time of the corporate action described in Section 424(a)). For purposes of non-statutory stock options issued under this Plan, an employment relationship between the Company and the optionee will exist under the circumstances described above for incentive stock options and will also exist if the optionee is transferred to an affiliated corporation approved by the Committee.

               13. REQUIREMENTS OF LAW. The Company shall not be required to sell or issue any shares under any Option if the issuance of such shares shall constitute a violation by the optionee or the Company of any provisions of any law or regulation of any governmental authority. Each Option granted under the Plan shall be subject to the requirements that, if at any time the Board of Directors of the Company or the Committee shall determine that the listing, registration or qualification of the shares subject thereto upon any securities exchange or under any state or federal law of the United States or of any other country or governmental subdivision thereof, or the consent or approval of any governmental regulatory body, or investment or other representations, are necessary or desirable in connection with the issue or purchase of shares subject thereto, no such Option may be exercised in whole or in part unless such listing, registration, qualification, consent, approval or representation shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. If required at any time by the Board of Directors or the Committee, an Option may not be exercised until the optionee has delivered an investment letter to the Company. In addition, specifically in connection with the Securities Act of 1933 (as now in effect or hereafter amended), upon exercise of any Option, the Company shall not be required to issue the underlying shares unless the Committee has received evidence satisfactory to it to the effect that the holder of such Option will not transfer such shares except pursuant to a registration statement in effect under such Act or unless an opinion of counsel satisfactory to the Committee has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Committee shall be final, binding and conclusive. In the event the shares issuable on exercise of an Option are not registered under the Securities Act of 1933, the Company may imprint on the certificate for such shares the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Securities Act of 1933:

       "The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any state and may not be sold or transferred except upon such registration or upon receipt by the Corporation of an opinion of counsel satisfactory to the Corporation,




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       in form and substance satisfactory to the Corporation, that registration is not required for such sale or transfer."

The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) and, in the event any shares are so registered, the Company may remove any legend on certificates representing such shares. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

               14. NO RIGHTS AS STOCKHOLDER. No optionee shall have rights as a stockholder with respect to shares covered by his Option until the date of issuance of a stock certificate for such shares; and, except as otherwise provided in Paragraph 16 hereof, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such certificate.

               15. EMPLOYMENT OBLIGATION. The granting of any Option shall not impose upon the Company any obligation to employ or continue to employ any optionee; and the right of the Company to terminate the employment of any officer or other employee shall not be diminished or affected by reason of the fact that an Option has been granted to him.

               16. CHANGES IN THE COMPANY'S CAPITAL STRUCTURE. The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

               If the Company shall effect a subdivision or consolidation of shares or other capital adjustment of, or the payment of a dividend in capital stock or other equity securities of the Company on, its Common Stock, or other increase or reduction of the number of shares of the Common Stock without receiving consideration therefor in money, services, or property, or the reclassification of its Common Stock, in whole or in part, into other equity securities of the Company, then (a) the number, class and per share price of shares of stock subject to outstanding Options hereunder shall be appropriately adjusted (or in the case of the issuance of other equity securities as a dividend on, or in a reclassification of, the Common Stock, the Options shall extend to such other securities) in such a manner as to entitle an optionee to receive, upon exercise of an Option, for the same aggregate cash consideration, the same total number and class or classes of shares (or in the case of a dividend of, or reclassification into, other equity securities, such other securities) he would have held after such adjustment if he had exercised his Option in full



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

immediately prior to the event requiring the adjustment, or, if applicable, the record date for determining stockholders to be affected by such adjustment; and
(b) the number and class of shares then reserved for issuance under the Plan (or in the case of a dividend of, or reclassification into, other equity securities, such other securities) shall be adjusted by substituting for the total number and class of shares of stock then received, the number and class or classes of shares of stock (or in the case of a dividend of, or reclassification into, other equity securities, such other securities) that would have been received by the owner of an equal number of outstanding shares of Common Stock as a result of the event requiring the adjustment. Comparable rights shall accrue to each optionee in the event of successive subdivisions, consolidations, capital adjustments, dividends or reclassifications of the character described above.

               If the Company shall distribute to all holders of its shares of Common Stock (including any such distribution made to non-dissenting stockholders in connection with a consolidation or merger in which the Company is the surviving corporation and in which holders of shares of Common Stock continue to hold shares of Common Stock after such merger or consolidation) evidences of indebtedness or cash or other assets (other than cash dividends payable out of consolidated retained earnings not in excess of, in any one year period, the greater of (a) in an amount per share of Common Stock equal to $1.00 per share of Common Stock (as the same may be adjusted from time to time by the Board of Directors to reflect the effect of changes in capitalization) and (b) two times the aggregate amount of dividends per share paid during the preceding calendar year and dividends or distributions payable in shares of Common Stock or other equity securities of the Company described in the immediately preceding paragraph, but including stock or other securities of any corporation or other entity owned by the Company), then in each case the Option Price shall be adjusted by reducing the Option Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such distribution by the fair market value, as determined in good faith by the Board of Directors of the Company (whose determination shall be described in a statement filed in the Company's corporate records and be available for inspection by any holder of an Option) of the portion of the evidence of indebtedness or cash or other assets so to be distributed applicable to one share of Common Stock; provided that in no event shall the Option Price be less than the par value of a share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of the distribution retroactive to the record date for the determination of the stockholders entitled to receive such distribution. Comparable adjustments shall be made in the event of successive distributions of the character described above.

               If the Company shall make a tender offer for, or grant to all of its holders of its shares of Common Stock the right to require the Company or any subsidiary of the Company to acquire from such stockholders shares of, Common Stock, at a price in excess of the Current Market Price (a "Put Right") or the Company shall grant to all of its holders of its shares of Common Stock the right to acquire shares of Common Stock for less than the Current Market Price (a "Purchase Right") then, in the case of a Put Right, the Option Price shall be adjusted by multiplying the Option Price in effect immediately prior to the




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

record date for the determination of stockholders entitled to receive such Put Right by a fraction, the numerator of which shall be the number of shares of Common Stock then outstanding minus the number of shares of Common Stock which could be purchased at the Current Market Price for the aggregate amount which would be paid if all Put Rights are exercised and the denominator of which is the number of shares of Common Stock which would be outstanding if all Put Rights are exercised; and, in the case of a Purchase Right, the Option Price shall be adjusted by multiplying the Option Price in effect immediately prior to the record date for the determination of the stockholders entitled to receive such Purchase Right by a fraction, the numerator of which shall be the number of shares of Common Stock then outstanding plus the number of shares of Common Stock which could be purchased at the Current Market Price for the aggregate amount which would be paid if all Purchase Rights are exercised and the denominator of which is the number of shares of Common Stock which would be outstanding if all Purchase Rights are exercised. In addition, the number of shares subject to the Option shall be increased by multiplying the number of shares then subject to the Option by a fraction which is the inverse of the fraction used to adjust the Option Price. Notwithstanding the foregoing, if any such Put Rights or Purchase Rights shall terminate without being exercised, the Option Price and number of shares subject to the Option shall be appropriately readjusted to reflect the Option Price and number of shares subject to the Option which would have been in effect if such unexercised Rights had never existed. Comparable adjustments shall be made in the event of successive transactions of the character described above.

               After the merger of one or more corporations into the Company, after any consolidation of the Company and any one or more corporations, or after any other corporate transaction described in Section 424(a) of the Code in which the Company shall be the surviving corporation, each optionee, at no additional cost, shall be entitled to receive, upon any exercise of his Option, in lieu of the number of shares as to which the Option shall then be so exercised, the number and class of shares of stock or other equity securities to which the optionee would have been entitled pursuant to the terms of the agreement of merger or consolidation if at the time of such merger or consolidation such optionee had been a holder of a number of shares of Common Stock equal to the number of shares as to which the Option shall then be so exercised and, if as a result of such merger, consolidation or other transaction, the holders of Common Stock are not entitled to receive any shares of Common Stock pursuant to the terms thereof, each optionee, at no additional cost, shall be entitled to receive, upon exercise of his Option, such other assets and property, including cash, to which he would have been entitled if at the time of such merger, consolidation or other transaction he had been the holder of the number of shares of Common Stock equal to the number of shares as to which the Option shall then be so exercised. Comparable rights shall accrue to each optionee in the event of successive mergers or consolidations of the character described above.

               After a merger of the Company into one or more corporations, after any consolidation of the Company and any one or more corporations, or after any other corporate transaction described in Section 424(a) of the Code in which the Company is not the surviving corporation, each optionee shall, at no additional cost, be entitled, at the




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

option of the surviving corporation, (i) to have his then existing Option assumed or to have a new option substituted for the existing Option by the surviving corporation to the transaction which is then employing him, or a parent or subsidiary of such corporation, on a basis where the excess of the aggregate fair market value of the shares subject to the option immediately after the substitution or assumption over the aggregate option price of such option is equal to the excess of the aggregate fair market value of all shares subject to the Option immediately before such substitution or assumption over the aggregate Option Price of such shares, provided that the shares subject to the new option must be traded on the New York or American Stock Exchange or quoted on the National Association of Securities Dealers Automated Quotation System, or (ii) to receive upon any exercise of his Option, in lieu of the number of shares as to which the Option shall then be so exercised, the securities, property and other assets, including cash, to which the Optionee would have been entitled pursuant to the terms of the agreement or merger or consolidation or the agreement giving rise to the other corporate transaction if at the time of such merger, consolidation or other transaction such optionee had been the holder of the number of shares of Common Stock equal to the number of shares as to which the Option shall then be so exercised.

               If a corporate transaction described in Section 424(a) of the Code which involves the Company is to take place and there is to be no surviving corporation while an Option remains in whole or in part unexercised, it shall be cancelled by the Board of Directors as of the effective date of any such corporate transaction but before the date each optionee shall be provided with a notice of such cancellation and each optionee shall have the right to exercise such Option in full (without regard to any limitations on exercise set forth in or imposed by the option agreement pursuant to which such Option was granted as contemplated by Paragraph 9 of the Plan) to the extent it is then still unexercised during a 30-day period preceding the effective date of such corporate transaction.

               For purposes of this Paragraph 16, Current Market Price per share of Common Stock shall mean the closing price of a share of Common Stock as reported by the principal national securities exchange on which the Common Stock is then listed if the Common Stock is then listed on a national securities exchange, or the average bid and asked prices of a share of Common Stock as reported in the NASDAQ listing if the Common Stock is not then listed on a national securities exchange, on the trading day immediately preceding the first trading day on which, as a result of the establishment of a record date or otherwise, the trading price reflects that an acquiror of Common Stock in the public market will not participate in or receive the payment of any applicable dividend or distribution.

               Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by




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

reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding Options.

               17. SUBSTITUTION OPTIONS. Options may be granted under the Plan from time to time in substitution for stock options held by employees of other corporations who are about to become employees of the Company, or whose employer is about to become a parent or subsidiary corporation of the Company, conditioned in the case of an incentive stock option upon the employee becoming an employee of the Company or a parent or subsidiary corporation of the Company, as a result of the merger or consolidation of the Company with another corporation, or the acquisition by the Company of substantially all the assets of another corporation, or the acquisition by the Company of at least 50% of the issued and outstanding stock of another corporation as the result of which it becomes a subsidiary of the Company. The terms and conditions of the substitute Options so granted may vary from the terms and conditions set forth in the Plan to such extent as the Board of Directors of the Company at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted, but with respect to stock options which are incentive stock options, no such variation shall be such as to affect the status of any such substitute option as an "incentive stock option" under Section 422 of the Code.

               18. AMENDMENT OR TERMINATION OF PLAN. The Board of Directors may modify, revise or terminate the Plan at any time and from time to time; provided, however, that without the further approval of the holders of shares representing a majority of the total voting power of the Company at a meeting of stockholders or by written consent, or if the provisions of the corporate charter, by-laws or applicable state law prescribes a greater degree of stockholder approval for this action, without the degree of stockholder approval thus required, the Board of Directors may not (a) change the aggregate number of shares which may be issued under Options pursuant to the provisions of the Plan, (b) extend the term during which an Option may be exercised or the termination date of the Plan or (c) materially change the class of employees eligible to receive Options under the Plan; unless, in each such case, the Board of Directors of the Company shall obtain an opinion of legal counsel to the effect that stockholder approval of the amendment is not required (i) by law, (ii) by the applicable rules and regulations of, or any agreement with, any national securities exchange on which the Common Stock is then listed or if the Common Stock is not so listed, the rules and regulations, or any agreement with, the National Association of Securities Dealers, Inc., and (iii) in order to make available to the optionee with respect to any option granted under the Plan, the benefits of Rule 16b-3 of the Rules and Regulations under the Exchange Act, or any similar or successor rule. In addition, the Board shall have the power to make such changes in the Plan and in the regulations and administrative provisions hereunder or in any outstanding Option as in the opinion of counsel for the Company may be necessary or appropriate from time to time to enable any Option granted pursuant to the Plan to qualify as incentive stock options under Section 422 of the Code, and the regulations which may be issued thereunder as in existence from time to time.

               19. WRITTEN AGREEMENT. Each Option granted hereunder shall be embodied in a written option agreement, which shall be subject to the terms and conditions prescribed above, and shall be signed by the optionee and by the appropriate officer of the Company for and in the name and on behalf of the Company. Such an option agreement shall contain such other provisions as the Committee in its discretion shall deem advisable.

               20. INDEMNIFICATION OF COMMITTEE. The Company shall, to the fullest extent provided by law, indemnify each present and future member of the Committee against, and each member of the Committee shall be entitled without further act on his part to indemnity from the Company for, all expenses (including, without limitation, reasonable attorneys' fees, the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his being or having been a member of the Committee, whether or not he continues to be such member of the Committee at the time of incurring such expenses. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Committee and shall be in addition to all other rights to which such member of the Committee may be entitled as a matter of law, contract, or otherwise. Nothing in this Paragraph 20, shall be construed to limit or otherwise affect any right to indemnification, or payment of expense, or any provisions limiting the liability of any officer or director of the Company or any member of the Committee, provided by law, the Certificate of Incorporation of the Company or otherwise.

               21. EFFECTIVE DATE OF PLAN. The Plan shall become effective and shall be deemed to have been adopted on March 19, 1992, if within one year of that date it shall have been approved by the holders of voting stock of the Company representing a majority of the total voting power of the Company at a meeting of stockholders or by written consent or if the provisions of the corporate charter, by-laws or applicable state law prescribes a greater degree of stockholder approval for this action, the approval by the holders of that percentage, at a meeting of stockholders or by written consent. No Option shall be granted pursuant to the Plan after March 19, 2002.




                                    -13-